NEWS   FROM

Petroleum Development Corporation

FOR IMMEDIATE RELEASE:  July 7, 2006

CONTACT:  Darwin L. Stump - (304) 842-3597   http://www.petd.com

Petroleum Development Receives Confirmation of Compliance with NASDAQ Rules

Bridgeport, West Virginia. Petroleum Development Corporation (NASDAQ GM:PETD) today announced that on July 6, 2006 the Company received confirmation from NASDAQ Listing Qualifications Panel of the Company's compliance with all NASDAQ marketplace rules. Accordingly, the Panel determined to continue the listing of the Company's securities on the NASDAQ Global Market.

About Petroleum Development Corporation

Petroleum Development Corporation (www.petd.com) is an independent energy company engaged in the development, production and marketing of natural gas. The Company operations are focused in the Rocky Mountains with additional operations in the Appalachian Basin and Michigan. During the third quarter of 2004, the Company was added to the S&P SmallCap 600 Index. Additionally, PDC was added to the Russell 3000 Index of companies in 2003.

Certain matters discussed within this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although PDC believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from expectations include financial performance, oil and gas prices, drilling program results, drilling results, regulatory changes, changes in local or national economic conditions and other risks detailed from time to time in the Company's reports filed with the SEC, including quarterly reports on Form 10-Q, reports on Form 8-K and annual reports on Form 10-K.

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103 East Main Street • P. O. Box 26 • Bridgeport, West Virginia • Phone:  (304) 842-3597